As filed with the Securities and Exchange Commission on September 2, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iClick Interactive Asia Group Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15/F

Prosperity Millennia Plaza

663 King’s Road, Quarry Bay

Hong Kong S.A.R., People’s Republic of China

+852 3700 9000

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Shuang Zhao

Cleary Gottlieb Steen & Hamilton LLP

c/o 37th Floor, Hysan Place

500 Hennessy Road, Causeway Bay

Hong Kong

+852 2521 4122

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement is effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-232435

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee
Primary offering:
Class A ordinary shares, par value US$0.001 per share (2)
Preferred shares
Debt securities
Warrants
Total primary offering	US$15,000,000.00	US$1,947.00
Secondary offering:
Class A ordinary shares, par value US$0.001 per share (2)
Preferred shares
Debt securities
Warrants
Total secondary offering	—	—
Total	US$15,000,000.00	US$1,947.00

(1)

Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (ii) securities that are issuable upon the exercise of the underwriters’ option to purchase additional shares. These securities are not being registered for the purposes of sales outside the United States.

(2)

American depositary shares (“ADSs”) issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-221860). Two ADSs represent one Class A ordinary share.

(3)

The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II. C. of Form F-3 under the Securities Act of 1933, as amended.

(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.

The registrant previously registered (i) an indeterminate number of Class A ordinary shares, an indeterminate number of preferred shares, an indeterminate principal amount of debt securities, and an indeterminate number of warrants to purchase equity shares and/or debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed US$75,000,000.00 and (ii) an indeterminate number of Class A ordinary shares (or ADSs) as may be sold by the selling shareholders from time to time, which together shall have an aggregate initial offering price not to exceed US$75,000,000.00, all previously registered pursuant to a prior registration statement on Form F-3 (File No. 333-232435) filed on June 28, 2019 (the “Prior Registration Statement”), which was declared effective on July 15, 2019.

As of the date of this registration statement, the maximum aggregate offering price of securities that remain to be issued in a primary offering pursuant to the prior registration statement (File No. 333-232435) (“Prior Registration Statement”) is US$75,000,000.00. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is US$15,000,000.00, which represents 20% of the maximum aggregate offering price of securities remaining to be issued in a primary offering pursuant to the Prior Registration Statement.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form F-3, both promulgated under the Securities Act of 1933, as amended. The contents of the registration statement on Form F-3 (File No. 333-232435) initially filed by the registrant with the Securities and Exchange Commission (the “Commission”) on June 28, 2019, which was declared effective by the Commission on July 15, 2019, including all amendments, supplements and exhibits thereto and each of the documents filed by the registrant with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

iClick Interactive Asia Group Limited

Exhibit Index

Exhibit Number	Description of Document

5.1	Opinion of Travers Thorp Alberga, Attorneys at Law regarding the validity of the ordinary shares being registered

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of the securities

23.1	Consent of PricewaterhouseCoopers, independent registered public accounting firm

23.2	Consent of Travers Thorp Alberga, Attorneys at Law (included in Exhibit 5.1)

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2)

23.4	Consent of Jingtian & Gongcheng

24.1*	Powers of Attorney (included on signature page of the Prior Registration Statement)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, People’s Republic of China, on September 2, 2020.

iClick Interactive Asia Group Limited

By:	/s/ Terence Li
Name: Terence Li
Title: Director and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities held on September 2, 2020.

Signature	Title

/s/ Jian Tang Jian Tang	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Wing Hong Sammy Hsieh Wing Hong Sammy Hsieh	Chairman of the Board of Directors

/s/ Lub Bun Chong Lub Bun Chong	Director

/s/ Matthew Chu Pong Fong Matthew Chu Pong Fong	Director

/s/ Dylan Huang Dylan Huang	Director

/s/ Honnus Cheung Honnus Cheung	Director

/s/ James Kim James Kim	Director

/s/ Terence Li Terence Li	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of iClick Interactive Asia Group Limited has signed this registration statement or amendment thereto in New York on September 2, 2020.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President